Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On May 21, 2012, Omnicell, Inc. (“Omnicell”), completed its merger with MedPak Holdings, Inc. (“MedPak”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) under which Mercury Acquisition Corp (“Merger Sub”), a newly formed Omnicell subsidiary, was merged with and into MedPak, with MedPak surviving the merger as a wholly-owned subsidiary of Omnicell. MedPak is the parent company of MTS Medication Technologies, Inc., a worldwide provider of medication adherence packaging systems and solutions. On May 21, 2012, MedPak filed a Certificate of Merger with the Secretary of State of the State of Delaware whereupon Merger Sub was merged with and into MedPak.

This exhibit provides the unaudited pro forma condensed combined balance sheet as of March 31, 2012, giving effect to the acquisition of MedPak by Omnicell, as if it had been completed on March 31, 2012. Additionally, this exhibit provides the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2011 and the three months ended March 31, 2012, giving effect to the acquisition of MedPak by Omnicell, as if it had been completed on January 1, 2011.

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Omnicell and MedPak. There were no significant intercompany balances or transactions between Omnicell and MedPak as of the dates and for the periods presented in these unaudited pro forma condensed combined financial statements. Certain reclassification adjustments have been made to conform MedPak’s historical reported balances to the unaudited pro forma condensed combined financial statement’s basis of presentation.

The acquisition is reflected in the unaudited pro forma condensed combined financial statements according to the acquisition method required by the Financial Accounting Standards Board’s (FASB) Accounting Standard Codification Topic 805 Business Combinations (“ASC 805”). Under the acquisition method, the acquisition-date fair value of consideration transferred to effect the transaction, as described in Note 2, is allocated to the assets acquired and the liabilities assumed based on their fair values. Omnicell has made significant estimates and assumptions in determining the preliminary allocation of the acquisition consideration in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The initial estimate of acquisition consideration and allocation of the consideration are subject to change based on further review of the fair value of the assets acquired and liabilities assumed. In accordance with ASC 805, any subsequent changes to the acquisition consideration allocation during the acquisition measurement period that result in material changes to our consolidated financial statements will be adjusted retrospectively.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, and  are prepared by management only for informational purposes in accordance with Article 11 of Regulation S-X and are not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor are they indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition  and also do not include any integration costs or any additional expenses that may be incurred.

OMNICELL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)

AS OF MARCH 31, 2012

(In thousands)

	Historical
	Omnicell Inc.	MedPak Holdings Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$201,420	$1,897	$(160,145)	(a)	$43,172
Short-term Investments	8,117	—	—		8,117
Accounts Receivable, Net	38,973	8,305	—		47,278
Inventories	16,993	9,391	1,512	(b)	27,896
Prepaid Expenses	9,904	642	—		10,546
Deferred Tax Assets	10,352	502	—		10,854
Other Current Assets	6,046	—	—		6,046
Total Current Assets	291,805	20,737	(158,633)		153,909

Property and Equipment, Net	17,112	9,292	1,808	(c)	28,212
Non-Current Net Investment in Sales-Type Leases	11,361	—	—		11,361
Goodwill	28,543	11,977	70,796	(d)	111,316
Other Intangible Assets	4,157	10,841	72,659	(e)	87,657
Non-Current Deferred Tax Assets	11,801	—	—		11,801
Other Assets	9,149	1,286	(1,147)	(f)	9,288
Total Assets	$373,928	$54,133	$(14,517)		$413,544

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$10,610	$6,105	$(2,252)	(g)	$14,463
Accrued Compensation	7,727	—	1,934	(h)	9,661
Accrued Liabilities	8,253	—	251	(i)	8,504
Customer Deposits	—	251	(251)	(j)	—
Deferred Service Revenue	19,835	—	185	(k)	20,020
Deferred Gross Profit	15,877	—	—		15,877
Current Maturities of Long-Term Debt	—	440	(440)	(l)	—
Total Current Liabilities	62,302	6,796	(573)		68,525

Long-Term Deferred Service Revenue	19,003	—	—		19,003
Long-Term Debt, Less Current Portion	—	41,450	(41,450)	(m)	—
Non-Current Deferred Tax Liabilities	—	5,992	26,997	(n)	32,989
Other Long-Term Liabilities	1,733	704	(300)	(o)	2,137
Total Liabilities	83,038	54,942	(15,326)		122,654

Stockholders’ Equity:
Total Stockholders’ Equity (deficit)	290,890	(809)	809	(p)	290,890

Total Liabilities and Stockholders’ Equity	$373,928	$54,133	$(14,517)		$413,544

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Assumes acquisition date of March 31, 2012.

OMNICELL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS(1)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

(In thousands, except per share data)

	Historical
	Omnicell, Inc.	MedPak Holdings, Inc.(2)
	Twelve Months Ended December 31,	Twelve Months Ended March 31, 2012	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product	$185,864	$74,870	$(2,846)	Y1	$257,888
Services and Other Revenues	59,671	—	2,846	Y2	62,517
Total Revenue	245,535	74,870	—		320,405

Cost of Revenues:
Cost of Product Revenues	79,567	43,436	(171)	Y3	122,832
Cost of Services and Other Revenues	30,184	—	1,755	Y4	31,939
Total Cost of Revenues	109,751	43,436	1,584		154,771

Gross Profit	135,784	31,434	(1,584)		165,634

Operating Expenses:
Research and Development	22,042	1,203	1,547	Y5	24,792
Selling, General and Administrative	97,520	18,753	2,842	Y6	119,115
Depreciation and Amortization	—	5,952	(5,952)	Y7	—
Total Operating Expenses	119,562	25,908	(1,563)		143,907
Income From Operations	16,222	5,526	(21)		21,727
Interest Income	266	—	(190)	Y8	76
Interest Expense	(62)	(3,729)	3,729	Y9	(62)
Other Income (Expense), Net	(337)	—	—		(337)
Income Before Provision For Income Taxes	16,089	1,797	3,518		21,404
Provision For Income Taxes	5,700	1,077	1,337	Y10	8,114
Net Income	$10,389	$720	$2,181		$13,290

Net Income Per Share:
Basic	$0.31				$0.40
Diluted	$0.30				$0.39

Weighted Average Shares Outstanding:
Basic	33,123				33,123
Diluted	34,103				34,103

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Assumes acquisition date of January 1, 2011.

(2) As fiscal years differ by less than 93 days, SEC Rule 11-02(c)-2 permits combination without recasting of periods.

OMNICELL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(In thousands, except per share data)

	Historical
	Omnicell, Inc.	MedPak Holdings, Inc.(2)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product	$48,524	$18,923	$(739)	Q1	$66,708
Services and Other Revenues	15,619	—	739	Q2	16,358
Total Revenue	64,143	18,923	—		83,066

Cost of Revenues:
Cost of Product Revenues	20,296	11,225	(32)	Q3	31,489
Cost of Services and Other Revenues	8,098	—	446	Q4	8,544
Total Cost of Revenues	28,394	11,225	(414)		40,033

Gross Profit	35,749	7,698	(414)		43,033
Operating Expenses:
Research and Development	6,494	560	289	Q5	7,343
Selling, General and Administrative	25,620	4,913	869	Q6	31,402
Depreciation and Amortization	—	1,274	(1,274)	Q7	—
Total Operating Expenses	32,114	6,747	(116)		38,745
Income From Operations	3,635	951	(298)		4,288
Interest Income	33		(28)	Q8	5
Interest Expense	(3)	(780)	780	Q9	(3)
Other Income (Expense), net	66	—	—		66
Income Before Provision For Income Taxes	3,731	171	454		4,356
Provision For Income Taxes	1,380	506	173	Q10	2,059
Net Income (Loss)	$2,351	$(335)	$281		$2,297

Net Income Per Share:	$0.07				$0.07
Basic	$0.07				$0.07
Diluted

Weighted Average Shares Outstanding:	33,365				33,365
Basic	34,341				34,341
Diluted

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Assumes acquisition date of January 1, 2011.

(2) MedPak operating results for the three months ended March 31, 2012 are also included in the unaudited pro forma condense combined statement of operations for the twelve months ended December 21, 2011, per SEC Rule 11-02(c)-2.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.              Description of the Transaction and Basis of Presentation

On May 21, 2012, Omnicell acquired 100% of the outstanding common and preferred stock and voting interests of MedPak for $160.1 million in cash, which included certain adjustments.

The acquisition is reflected in the unaudited pro forma condensed combined financial statements according to the acquisition method required by the Financial Accounting Standards Board’s (FASB) Accounting Standard Codification Topic 805 Business Combinations (“ASC 805”). Under the acquisition method, the acquisition-date fair value of consideration transferred to effect the transaction, as described in Note 2, is allocated to the assets acquired and the liabilities assumed based on their fair values. Omnicell has made significant estimates and assumptions in determining the preliminary allocation of the acquisition consideration in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The initial estimate of acquisition consideration and allocation of the consideration are subject to change based on further review of the fair value of the assets acquired and liabilities assumed. In accordance with ASC 805, any subsequent changes to the acquisition consideration allocation during the acquisition measurement period that result in material changes to our consolidated financial statements will be adjusted retrospectively.

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 assumes the acquisition of MedPak was completed on March 31, 2012. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2011, which combines the historical operating results of Omnicell for the year ended December 31, 2011 and MedPak for the year ended March 31, 2012, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 assume the acquisition of MedPak was completed on January 1, 2011. Because of their differing fiscal year ends, in compiling the unaudited pro forma condensed statements of operations, the unaudited historical operating results of MedPak for the three months ended March 31, 2012 and the audited historical operating results for the twelve months ended March 31, 2012 were included both in the twelve months ended December 31, 2011 and three months ended March 31, 2012 presentation. Total unaudited revenue and net income (loss) for MedPak for the three months ended March 31, 2012 were $18.3 million and $(0.3) million, respectively. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Omnicell and MedPak and related adjustments.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation, other professional fees) that are not expected to recur are not included as a component of consideration transferred and are excluded from the unaudited pro forma condensed combined statement of operations. Omnicell expects to incur total acquisition-related costs of approximately $2.3 million and MedPak expects to incur total acquisition-related costs of approximately $2.5 million.

The unaudited pro forma condensed combined financial statements also do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statement’s to conform MedPak’s historical basis of presentation to Omnicell’s. The adjustments were primarily to reclassify depreciation and amortization of purchased intangibles and interest expense to individual lines in the combined statement of operations and to reclassify certain costs between costs of revenue, research and development and selling, general and administrative to be consistent with Omnicell’s historical presentation.

The pro forma adjustments are based on information available as of the date of this report. Except as disclosed in Note 3 below, there were no other material differences from conforming accounting policies. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to our consolidated financial statements during the measurement period will be adjusted retrospectively.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined companies. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Omnicell and MedPak.

2.              Merger Consideration and Estimated Fair Value of Assets Acquired and Liabilities Assumed

Total consideration to be transferred, or anticipated to be transferred, pursuant to certain adjustments provided for in the Merger Agreement to acquire MedPak is $160.1 million.

The preliminary allocation of the consideration transferred to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

The preliminary allocation of consideration for MedPak, assuming a March 31, 2012 acquisition date, is as follows (in thousands):

Allocation of Consideration Transferred
Cash including restricted cash	$1,897
Accounts receivable	8,305
Inventory	10,903
Deferred tax assets and other current assets	1,144
Total current assets	22,249
Property and equipment	11,100
Definite-lived intangibles	83,500
Goodwill	82,773
Other non-current assets	139
Total assets acquired	199,761
Current liabilities	(6,223)
Deferred tax and other non-current liabilities	(33,393)
Net assets acquired	160,145

Total consideration	$160,145

Details of acquired definite-lived intangibles are as follows (in thousands, except for years):

	Intangible Fair Value Acquired	Useful life (years)	First Year Amortization
Trade name	$6,800	12	$567
Customer relationships	50,100	28 to 30	1,693
Developed technology	26,600	20	1,330
Intangibles acquired	$83,500		$3,590

Weighted average life of intangibles		25.1

The amortization of the definite-lived identifiable intangible assets for the first five years after acquisition and thereafter is as follows (in thousands):

Amortization Expense
2012 (from April 1, 2012)	$2,692
2013	3,590
2014	3,590
2015	3,590
2016	3,590
2017	3,590
Thereafter	62,858
Total intangibles future amortization	$83,500

Identifiable Intangible Assets - Developed technology relates to MedPak’s products across all of its product lines that have reached technological feasibility, primarily the OnDemand technology. Trade name is primarily related to the MTS and OnDemand brand names. Customer relationships represent existing contracted relationships with pharmacies, institutional care facilities and others. Developed technology, customer relationships, and trade names will be amortized on a straight-line basis over their estimated useful lives which management believes is the best representation of their expected impact on related cash flows.

The estimated fair values of the developed technology, trade names and customer relationships were primarily determined using either the relief-from-royalty or excess earnings methods. The rates utilized to discount net cash flows to their present values were determined after consideration of the overall enterprise rate of return and the relative risk and importance of the assets to the generation of future cash flows.

The acquisition will be treated for tax purposes as a non-taxable transaction and, as such, the historical tax bases of the acquired assets and assumed liabilities, net operating losses, and other tax attributes of MedPak will carryover. As a result, no new tax-deductible goodwill will be created in connection with the acquisition as there is no step-up to fair value of the underlying tax bases of the acquired net assets. Acquisition accounting includes the establishment of net deferred tax assets and liabilities resulting from book-tax basis differences related to assets acquired and liabilities assumed on the date of acquisition.

Goodwill - Approximately $82.8 million has been allocated to goodwill. Goodwill represents the excess of the consideration transferred over the fair value of the underlying net tangible and identifiable intangible assets acquired. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event our management determines that the value of goodwill has become impaired, we may incur an accounting charge for the amount of impairment during the quarter in which the determination is made.  The MedPak acquisition enhances our portfolio of product offerings and diversifies our revenue mix providing a more robust product and service solution to our current customers while expanding our international presence. We believe these factors support the amount of goodwill recorded.

3.              Adjustments to Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of Omnicell and MedPak and should be read in conjunction with the historical financial statements of Omnicell and MedPak.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Omnicell and MedPak.

There were no significant intercompany balances or transactions between Omnicell and MedPak as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had Omnicell and MedPak filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the weighted-average number of Omnicell’s common shares outstanding, assuming the transaction occurred on January 1, 2011.

The accompanying unaudited pro forma combined balance sheet gives effect to the acquisition as if it had taken place on March 31, 2012. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2011 and for the three months ended March 31, 2012, reflect the acquisition as if it had taken place on January 1, 2011.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2012 are as follows:

SCHEDULE OF ADJUSTMENTS - BALANCE SHEET

		Adjustments
		(Dollars in thousands)
(a)	To reflect cash used to purchase MedPak	$(160,145)

(b)	To adjust inventory acquired to fair value less estimated selling costs	$1,512

(c)	To adjust fixed assets acquired to fair value	$1,808

(d)	To record adjustments to goodwill:
	To eliminate MedPak’s historical goodwill	$(11,977)
	To record estimate of goodwill from Omnicell’s acquisition of MedPak	82,773
		$70,796
(e)	Adjustments to acquired intangible assets, net:
	To eliminate MedPak’s historical identifiable intangible assets	$(10,841)
	To record the fair value of MedPak’s identifiable intangible assets acquired	83,500
		$72,659

(f)	To eliminate deferred financing costs related MedPak’s former credit facility	$(1,147)

(g)	Adjustments to MedPak’s accounts payable:
	To reflect MedPak’s accrued compensation expense separately to conform to Omnicell’s historical presentation	$(1,934)
	To reflect MedPak’s deferred revenue separately to conform to Omnicell’s historical presentation	(185)
	To eliminate MedPak’s deferred rent obligation	(133)
		$(2,252)

(h)	To reclassify MedPak’s accrued compensation expense separately to conform to Omnicell’s historical presentation	$1,934

(i)	To reclassify MedPak’s customer deposits separately to conform to Omnicell’s historical presentation	$251

(j)	To reclassify MedPak’s customer deposits separately to conform to Omnicell’s historical presentation	$(251)

(k)	To reclassify MedPak’s deferred revenue separately to conform to Omnicell’s historical presentation	$185

(l)	To eliminate current portion of MedPak’s long-term debt, paid from sellers’ proceeds in the acquisition	$(440)

(m)	To eliminate MedPak’s long-term debt, less current portion, paid from sellers’ proceeds in the acquisition	$(41,450)

(n)	To record noncurrent deferred tax liabilities related to identifiable intangibles acquired	$26,997

(o)	To eliminate MedPak’s dividend obligation, paid from sellers’ proceeds in the acquisition	$(300)

(p)	To eliminate MedPak’s historical stockholders’ deficit	$809

4.              Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed statements of operations are as follows:

SCHEDULE OF ADJUSTMENTS — STATEMENT OF OPERATIONS

		Adjustments (Dollars in Thousands)
		Twelve months ended December 31, 2011		Three months ended March 31, 2012
Product Revenues
To present MedPak’s services revenue separately to conform with Omnicell’s historical presentation	Y1	$(2,846)	Q1	$(739)

Services and other revenues
To present MedPak’s services revenue separately to conform with Omnicell’s historical presentation	Y2	$2,846	Q2	$739

Cost of product revenues
To reclassify MedPak’s product shipping costs to selling, general and administrative expense to conform to Omnicell’s historical accounting policy		$(2,693)		$(773)

To record depreciation of fixed assets acquired from MedPak		1,929		575

To record amortization of identifiable intangible assets related to technology acquired from MedPak		1,330		318

To reclassify MedPak’s salary and related benefit expenses attributable to engineering personnel from cost of goods sold to research and development expense to conform to Omnicell’s historical accounting policy		(422)		(81)

To reclassify a portion of MedPak’s facility expense to selling, general, and administrative expense to conform to Omnicell’s historical accounting policy		(265)		(66)

To reclassify MedPak’s salary and related benefit expenses attributable to product installers from selling, general, and administrative expense to product cost of goods sold to conform to Omnicell’s historical accounting policy		775		201

To reclassify MedPak’s salary and related benefit expenses attributable to service and support personnel from product cost of goods sold to service cost of goods sold to conform to Omnicell’s historical accounting policy		(825)		(206)
	Y3	$(171)	Q3	$(32)

Cost of services and other revenues
To reclassify MedPak’s salary and related benefit expenses attributable to service and support personnel from selling, general, and administrative expense to service cost of goods sold to conform to Omnicell’s historical accounting policy		$930		$240

To reclassify MedPak’s salary and related benefit expenses attributable to service and support personnel from product cost of goods sold to service cost of goods sold to conform to Omnicell’s historical accounting policy		825		206
	Y4	$1,755	Q4	$446

Research and development
To reclassify MedPak ‘s salary and related benefit expenses attributable to engineering personnel from cost of goods sold to research and development expense to conform to Omnicell’s historical accounting policy		$422		$81

To reclassify MedPak’s salary and related benefit expenses attributable to software engineering personnel from selling, general, and administrative expense to research and development expense to conform to Omnicell’s historical accounting policy		1,125		208
	Y5	$1,547	Q5	$289
		—		—
Selling, general, and administrative
To reclassify MedPak’s product shipping costs to selling, general and administrative expense to conform to Omnicell’s historical accounting policy		$2,693		$773

To reclassify MedPak’s salary and related benefit expenses attributable to software engineering personnel from selling, general, and administrative expense to research and development expense to conform to Omnicell’s historical accounting policy		(1,125)		(208)

To reclassify a portion of MedPak’s facility expense to selling, general, and administrative expense to conform to Omnicell’s historical accounting policy		265		66

To reclassify MedPak’s salary and related benefit expenses attributable to product installers from selling, general, and administrative expense to product cost of goods sold to conform to Omnicell’s historical accounting policy		(775)		(201)

To reclassify MedPak’s salary and related benefit expenses attributable to service and support personnel from selling, general, and administrative expense to service cost of goods sold to conform to Omnicell’s historical accounting policy		(930)		(240)

To record depreciation of fixed assets acquired from MedPak		788		196

To record amortization of identifiable intangible assets acquired from MedPak		2,260		565

To eliminate management fees paid by MedPak to an affiliate		(334)		(82)
Net change	Y6	$2,842	Q6	$869

Depreciation and amortization
To eliminate MedPak’s historical depreciation		(3,312)		(811)
To eliminate MedPak’s historical intangibles amortization		(2,640)		(463)
	Y7	$(5,952)	Q7	$(1,274)

To reflect forgone interest income on cash used to acquire MedPak	Y8	$(190)	Q8	$(28)

Interest expense
To eliminate MedPak’s interest expense	Y9	$3,729	Q9	$780

Provision for (benefit from) income taxes
To record provision for tax expense on pretax adjustments at 38%	Y10	$1,337	Q10	$173

5.              Adjustments Not Reflected in the Accompanying Unaudited Pro Forma Statements of Operations

The unaudited pro forma combined statements of operations for the periods presented herein have been adjusted to give effect to pro forma events that are expected to have a continuing impact on the combined results which are directly attributable to the acquisition and factually supportable. As such, acquisition-related events which have a one-time impact are not reflected in the accompanying unaudited pro forma combined statements of operations. This includes the step-up valuation for inventory of $1.5 million, expected to be realized in cost of sales mostly in the initial quarter following the acquisition and $4.8 million of acquisition related costs incurred by Omnicell and MedPak Holdings.